                           LONE STAR INDUSTRIES, INC.
                            (a Delaware corporation)


                         300,000 Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT



Dated:  December 8, 1998
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                                               TABLE OF CONTENTS

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SECTION 1.            Representations and Warranties..........................................................4

                        (a)   Representations and Warranties by the Company...................................4
                        (i)   Compliance with Registration Requirements.......................................4
                       (ii)   Incorporated Documents..........................................................5
                      (iii)   Independent Accountants.........................................................6
                       (iv)   Financial Statements............................................................6
                        (v)   No Material Adverse Change in Business..........................................6
                       (vi)   Good Standing of the Company....................................................7
                      (vii)   Good Standing of Subsidiaries...................................................7
                     (viii)   Capitalization; Plan of Reorganization..........................................8
                       (ix)   Authorization of Agreements.....................................................8
                        (x)   Authorization and Description of Securities.....................................8
                       (xi)   Absence of Defaults and Conflicts...............................................9
                      (xii)   Absence of Labor Dispute.......................................................10
                     (xiii)   Absence of Proceedings.........................................................10
                      (xiv)   Accuracy of Exhibits...........................................................10
                       (xv)   Possession of Intellectual Property............................................11
                      (xvi)   Absence of Further Requirements................................................11
                     (xvii)   Possession of Licenses and Permits.............................................11
                    (xviii)   Title to Property..............................................................12
                      (xix)   Investment Company Act.........................................................12
                       (xx)   Environmental Laws.............................................................12
                      (xxi)   Registration Rights............................................................13
                     (xxii)   Taxes..........................................................................13
                    (xxiii)   Maintenance of Adequate Insurance..............................................14
                     (xxiv)   Maintenance of Sufficient Internal Controls....................................14
                      (xxv)   Compliance with Laws...........................................................14
                     (xxvi)   Government Regulations.........................................................14
                    (xxvii)   Year 2000 Compliance...........................................................15
                        (b)    Representations and Warranties by the Selling Shareholders....................15
                        (i)   Accurate Disclosure............................................................15
                       (ii)   Authorization of Agreements....................................................16
                      (iii)   Valid and Marketable Title.....................................................16
                       (iv)   Absence of Manipulation........................................................17
                        (v)   Absence of Further Requirements................................................17
                        (c)   Officer's Certificates.........................................................17

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SECTION 2.            Sale and Delivery to International Managers; Closing...................................18

                      (a)      Initial Securities............................................................18
                      (b)      International Option Securities...............................................18
                      (c)      Payment.......................................................................19
                      (d)      Denominations; Registration...................................................20

SECTION 3.            Covenants of the Company...............................................................20

                      (a)      Compliance with Securities Regulations and Commission Requests................20
                      (b)      Filing of Amendments..........................................................21
                      (c)      Delivery of Registration Statements...........................................21
                      (d)      Delivery of Prospectuses......................................................22
                      (e)      Continued Compliance with Securities Laws.....................................22
                      (f)      Blue Sky Qualifications.......................................................23
                      (g)      Rule 158......................................................................23
                      (h)      Listing.......................................................................23
                      (i)      Company Restriction on Sale of Securities.....................................23
                      (j)      Reporting Requirements........................................................24

SECTION 4.            Payment of Expenses....................................................................24

                      (a)      Expenses......................................................................24
                      (b)      Expenses of the Selling Shareholders..........................................25
                      (c)      Termination of Agreement......................................................25
                      (d)      Allocation of Expenses........................................................25

SECTION 5.            Conditions of International Managers' Obligations......................................25

                      (a)      Effectiveness of Registration Statement.......................................26
                      (b)      Opinion of Counsel for Company................................................26
                      (c)      Opinion of Counsel for the Selling Shareholders...............................26
                      (d)      Opinion of Counsel for the International Managers.............................26
                      (e)      Officers' Certificate.........................................................27
                      (f)      Certificates of Selling Shareholders..........................................27
                      (g)      Accountant's Comfort Letter...................................................27
                      (h)      Bring-down Comfort Letter.....................................................28
                      (i)      Listing.......................................................................28
                      (j)      Lock-up Agreements............................................................28
                      (k)      Selling Shareholder Lock-up...................................................28
                      (l)      Purchase of Initial International Securities..................................28

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                        (m)    Conditions to Purchase of International Option Securities.....................28
                        (i)   Officers' Certificate..........................................................29
                       (ii)   Certificate of the Selling Shareholders........................................29
                      (iii)   Opinion of Counsels for Company................................................29
                       (iv)   Opinion of Counsel for the Selling Shareholders................................29
                        (v)   Opinion of Counsel for International Managers..................................30
                       (vi)   Bring-down Comfort Letter......................................................30
                        (n)   Purchase of Warrants...........................................................30
                        (o)   Additional Documents...........................................................30
                        (p)   Termination of Agreement.......................................................31
                        (q)   Right to Rely of Selling Shareholders..........................................31

SECTION 6.            Indemnification........................................................................31

                      (a)      Indemnification of International Managers.....................................31
                      (b)      Indemnification of Company, Directors and Officers and Selling
                                 Shareholders................................................................33
                      (c)      Actions Against Parties; Notification.........................................34
                      (d)      Settlement Without Consent if Failure to Reimburse............................35

SECTION 7.            Contribution...........................................................................35

SECTION 8.            Representations, Warranties and Agreements to Survive Delivery.........................37

SECTION 9.            Termination of Agreement...............................................................37

                      (a)      Termination; General..........................................................37
                      (b)      Liabilities...................................................................38

SECTION 10.           Default by One or More of the International Managers...................................38

SECTION 11.           Default by One or More of the Selling Shareholders.....................................39

SECTION 12.           Notices................................................................................40

SECTION 13.           Parties................................................................................40

SECTION 14.           GOVERNING LAW AND TIME.................................................................41

SECTION 15.           Effect of Headings.....................................................................41

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SCHEDULES

         Schedule A - List of International Managers....................................................Sch A-1
         Schedule B - List of Selling Shareholders......................................................Sch B-1
         Schedule C - Pricing Information...............................................................Sch C-1
         Schedule D   List of Subsidiaries..............................................................Sch D-1

EXHIBITS

         Exhibit A-1           -   Form of Opinion of Proskauer Rose LLP....................................A-1
         Exhibit A-2           -   Form of Opinion of James W. Langham......................................A-2
         Exhibit A-3           -   Form of Opinion of Counsel for the Selling Shareholders..................A-3
         Exhibit B-1           -   Form of Lock-up Letter...................................................B-1
         Exhibit B-2           -   Form of Selling Shareholder Lock-up Letter...............................B-2
         Exhibit C             -   List of Officers and Directors...........................................C-1


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
                           LONE STAR INDUSTRIES, INC.
                            (a Delaware corporation)

                         300,000 Shares of Common Stock
                           (Par Value $1.00 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT

                                                                December 8, 1998
MERRILL LYNCH INTERNATIONAL
Credit Suisse First Boston (Europe) Limited
Warburg Dillon Read
Scott & Stringfellow, Inc.
c/o  Merrill Lynch International
Ropemaker Place
25 Ropemaker Place
London EC2Y 9LY
England

Ladies and Gentlemen:

                  LONE STAR INDUSTRIES, INC., a Delaware corporation (the "Company"), and the other persons listed in Schedule B hereto (the "Selling Shareholders") confirm their agreement with Merrill Lynch International ("Merrill Lynch"), Credit Suisse First Boston (Europe) Limited, UBS AG, acting through its division Warburg Dillon Read ("Warburg Dillon Read") and Scott & Stringfellow, Inc. (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof) with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock") set forth in Schedule A hereto, and with respect to the grant by the Selling Shareholders, acting severally and not jointly, to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 45,000 additional shares of Common Stock (as the same may be adjusted in accordance with the terms of Section 2(b) hereof) to cover over-allotments, if any. The aforesaid 300,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the 45,000 shares of Common Stock (as the same may be adjusted in accordance with the terms of Section 2(b) hereof) subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

                  It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse First Boston Corporation, Warburg Dillon Read LLC and Scott & Stringfellow, Inc. (the "U.S. Underwriters") providing for the offering by the Selling Shareholders of an aggregate of 1,200,000 shares of Common Stock (the "Initial U.S. Securities") and the grant by the Selling Shareholders, acting severally and not jointly, to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 180,000 additional shares of Common Stock (as the same may be adjusted in accordance with the terms of the U.S. Purchase Agreement) solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Selling Shareholders are not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

                  The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," the International Securities and the U.S. Securities are hereinafter collectively called the "Securities," and this International Purchase Agreement and the U.S. Purchase Agreement are hereinafter collectively called the "Purchase Agreements."

                  The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

                  The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the International Managers deem advisable after this International Purchase Agreement has been executed and delivered.

                  The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 033-55377) for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this International Purchase Agreement. Such registration statement (as so amended) has been declared effective by the Commission. Such registration statement (as so amended), including the exhibits thereto and schedules thereto, if any, is referred to herein as the "Registration Statement." Two forms of prospectus and prospectus supplement are to be used in connection with the offering and sale of the Securities: one prospectus and prospectus supplement relating to the International Securities (collectively, the "Form of International Prospectus") and one prospectus and prospectus supplement relating to the U.S. Securities (collectively, the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The final Form of International Prospectus (the "International Prospectus") and the final Form of U.S. Prospectus (the "U.S. Prospectus") relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectuses." A "preliminary prospectus" shall be deemed to refer to any prospectus or prospectus supplement that omitted information to be included upon pricing in a form of prospectus or prospectus supplement filed with the Commission pursuant to Rule 424 of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this International Purchase Agreement. All references to the "Registration Statement," the "Prospectuses" the "U.S. Prospectus," the "International Prospectus" or any preliminary prospectus shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). For purposes of this International Purchase Agreement, all references to the Registration Statement, the Prospectuses, the U.S. Prospectus, the International Prospectus or any preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

                  All references in this International Purchase Agreement to financial statements and schedules (if any) and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectuses (or other references of like import) shall be deemed to mean and include all such financial statements and schedules (if any) and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectuses, as the case may be; and all references in this International Purchase Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectuses shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 which is incorporated by reference in the Registration Statement, such preliminary prospectus, or the Prospectuses, as the case may be.

                  This International Purchase Agreement shall not, as among the parties thereto, affect, alter, amend or otherwise modify or change or supersede any representations, warranties, covenants, or provisions, including, but not limited to, those with respect to indemnification and contribution, set forth in the Registration Rights Agreement dated July 18, 1994, among the Company, the Selling Shareholders and the other parties named therein.

                  SECTION 1.          Representations and Warranties.

                  (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Company meets the requirements for use of Form S-3.

                  At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the

         Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any International Manager expressly for use in the Registration Statement or the International Prospectus.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                   (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectuses, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and when read together with the other information in the Prospectuses, at the time the Registration Statement became effective, at the time the Prospectuses were issued and at the Closing Time, (and, if any Option Securities are purchased, at the Date of Delivery) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectuses are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                   (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectuses, together with the related schedules (if any) and notes, present fairly the financial position of the entities to which they relate as of the dates indicated and their respective results of operations, stockholders' equity and cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and, in the case of the consolidated financial data therein, have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, and in the case of the combined financial data therein, have been compiled from financial statements prepared on a basis consistent with that of the audited financial statements included in the Registration Statement.

                    (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                   (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this International Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. The Company has no "significant subsidiary" as (as such term is defined in Rule 1-02 of Regulation S-X). Kosmos Cement Company ("Kosmos") has been duly organized and is validly existing as a general partnership in good standing under the laws of the State of Kentucky, has organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the ownership interests of Kosmos have been duly authorized and validly issued and are owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding ownership interests of Kosmos were issued in violation of the preemptive or similar rights of any other partner of Kosmos.

                 (viii) Capitalization; Plan of Reorganization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Rights under the Company's Shareholder Rights Plan to which the holders of the Securities will be entitled have been duly authorized and validly issued. The Order Confirming Debtors' Modified Amended Consolidated Plan of Reorganization under Chapter 11 of the Bankruptcy Code of the United States Bankruptcy Court for the Southern District of New York, dated February 17, 1994, and the related Modified Amended Disclosure Statement Regarding Debtors' Modified Amended Consolidated Plan of Reorganization, dated November 4, 1993, as modified by the Modification of Debtors' Plan of Reorganization, dated February 17, 1994 (collectively, the "Bankruptcy Orders"), referred to therein have not been vacated, modified, clarified or amended except as otherwise described in the Prospectuses.

                   (ix) Authorization of Agreements. This International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                    (x) Authorization and Description of Securities. All of the Common Stock of the Company, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders, has been duly authorized and issued by the Company and is fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the sale of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                   (xi) Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws (or equivalent constitutive documents) or in default in the perform-ance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement (including, but not limited to the Bankruptcy Orders) or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, "Agreements and Instruments") except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect; and the execution, delivery and performance of this International Purchase Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this International Purchase Agreement, the U.S. Purchase Agreement, the Registration Statement and the Prospectuses and compliance by the Company with its obligations under this International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws (or equivalent constitutive documents) of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

                  (xii) Absence of Labor Dispute. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect.

                 (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which, singly or in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or the consummation of the transactions contemplated in this International Purchase Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

                   (xv) Possession of Intellectual Property. The Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by it, except to the extent the failure to so own, possess or be able to acquire would not result in a Material Adverse Effect, and the Company has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this International Purchase Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this International Purchase Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

                 (xvii) Possession of Licenses and Permits. Except as otherwise disclosed in the Registration Statement, the Company possesses such material permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xviii) Title to Property. The Company has good and marketable title to all real property owned by the Company and good title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Prospectuses, are in full force and effect, and the Company has no notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xix) Investment Company Act. The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                   (xx) Environmental Laws. Except as described in the Registration Statement or the Prospectuses and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or af-fecting the Company relating to Hazardous Materials or any Environmental Laws.

                  (xxi) Registration Rights. There are no persons with registration rights or other similar rights to have any securities (a) registered pursuant to the Registration Statement, other than the Selling Shareholders with respect to the Securities being sold by them pursuant to this International Purchase Agreement, or (b) otherwise registered by the Company under the 1933 Act, which rights have not been complied with by the Company or waived by the holder.

                 (xxii) Taxes. The Company has filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon or with respect to any of its properties (except where such failure to file or pay would not result in a Material Adverse Effect and except for any such tax that currently is being contested in good faith), and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company or any of its properties or assets that would result in a Material Adverse Effect.

                (xxiii) Maintenance of Adequate Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is reasonably prudent in the business in which it is engaged or proposed to engage after giving effect to the transactions described in the Prospectuses; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

                 (xxiv) Maintenance of Sufficient Internal Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) Compliance with Laws. To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act.

                 (xxvi) Government Regulations. To the Company's knowledge, the Company has complied with all applicable federal, state and local laws, rules and regulations (collectively, "Government Regulations") governing any of the Company's businesses (including, without limitation, those applicable to customers of the Company with which the Company is obligated to comply), except where the failure to so comply would not have a Material Adverse Effect; and the Company has not received any notice of proceedings relating to the violations of such Government Regulations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                (xxvii) Year 2000 Compliance. The disclosure in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, filed with the SEC under the 1934 Act, under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" is materially correct and complies in all material respects with SEC Release Number 33-7558.

                  (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof and as of the Closing Time, and agrees with each International Manager, as follows:

                    (i) Accurate Disclosure. Such Selling Shareholder has reviewed and is familiar with the portions of the Registration Statement and the Prospectuses relating to the Selling Shareholders and neither such portions of the Prospectuses nor the comparable portions of any amendment or supplement thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this paragraph 1(b)(i) apply only to statements or omissions in the Registration Statement or the Prospectuses based upon information relating to such Selling Shareholder provided to the Company by such Selling Shareholder expressly for use therein. Such Selling Shareholder is disposing of the Securities to be sold by it pursuant to the arrangements described in the Prospectuses.

                   (ii) Authorization of Agreements. Such Selling Shareholder has the full corporate right, power and authority to enter into this International Purchase Agreement and the U.S. Purchase Agreement, and such Selling Shareholder has the full corporate right, power and authority to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this International Purchase Agreement and the U.S. Purchase Agreement, and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and in the U.S. Purchase Agreement and compliance by such Selling Shareholder with its obligations hereunder and thereunder have been duly authorized by such Selling Shareholder and (i) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note or other material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor (ii) will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties (other than the securities laws of any foreign country), except to the extent any such conflict, breach, default, tax, lien, charge, encumbrance or violation would not, singly or in the aggregate, effect the Selling Shareholders' ability to deliver good and valid title to the

         Securities free and clear of any security interest, mortgage, pledge, lien charge or encumbrance of any kind.

                  (iii) Good and Valid Title. Such Selling Shareholder has and will at the Closing Time have good and valid title to the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge or encumbrance of any kind, other than pursuant to the Purchase Agreements; and upon delivery of such Securities and payment of the purchase price therefor as contemplated herein and therein, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and valid title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge or encumbrance of any kind.

                   (iv) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                    (v) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the valid performance by each Selling Shareholder of its obligations hereunder or under the U.S. Purchase Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this International Purchase Agreement or the U.S. Purchase Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under the securities laws of any foreign country.

                  (c) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the International Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company herein to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the International Manag-
         ers or to counsel for the International Managers pursuant to the terms of this International Purchase Agreement shall be deemed a representation and warranty by such Selling Shareholder to each International Manager as to the matters covered thereby.

                  SECTION 2. Sale and Delivery to International Managers;
         Closing.

                  (a) Initial Securities. Each Selling Shareholder, severally and not jointly, agrees to sell to each International Manager, severally and not jointly, and on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each International Manager, severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of such Selling Shareholder which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Managers may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject in each case, to such adjustments among the International Managers as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

                  (b) International Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, severally and not jointly, hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 45,000 aggregate shares of Common Stock (as adjusted as set forth in Schedule B) as set forth in Schedule B, at the price per share set forth in Schedule C (as adjusted as set forth in Schedule B), less an amount per share equal to any dividends or distributions on the Common Stock payable prior to the applicable Date of Delivery (as defined below) to holders of record on a record date which is after the Closing Time. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the International Managers to the Company and the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (each, a "Date of Delivery") shall be determined by the International Managers, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, on the basis of the representations and warranties of the Company and each Selling Shareholder contained herein and subject to the terms and conditions herein set forth, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

                  (c) Payment. Payment of the purchase price for, and delivery of certificates for the Initial International Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005 or at such other place as shall be agreed upon by the International Managers, the Company and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the International Managers and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

                  In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the International Managers, the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the International Managers to the Company and the Selling Shareholders.

                  Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Selling Shareholders against delivery to the International Managers for their respective accounts of (i) certificates for the Securities to be purchased by them or (ii) book entry transfers through the facilities of the Depository Trust Company for the Securities to be purchased by them. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

                  (d) Denominations; Registration. Certificates, if any, for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the International Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates, if any, for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the International Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                  SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will notify the International Managers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the International Managers notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will (i) in all cases during the period when a prospectus is required to be delivered under the 1933 Act and (ii) thereafter, as to the U.S. Prospectus only, furnish the International Managers with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the International Managers or counsel for the International Managers shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the International Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the International Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this International Purchase Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, to the extent necessary, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the International Managers may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this International Purchase Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

                  (h) Listing. The Company will use its best efforts to continue the listing of the Securities on the New York Stock Exchange and comply with the requirements of such exchange to maintain such listing.

                  (i) Company Restriction on Sale of Securities. During a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option, warrant or other contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any share of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the grant of options under any compensation plans; (B) the issuance of any shares of Common Stock by the Company upon the exercise of options or warrants or the conversion of securities outstanding on the date hereof and referred to in the Prospectuses or (C) the purchase or acquisition of shares of Common Stock pursuant to contracts entered into prior to the date hereof and referred to in the Prospectuses.

                  (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods referred to therein.

                  SECTION 4.          Payment of Expenses.

                  (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this International Purchase Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing of this International Purchase Agreement, any agreement among underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the reasonable fees and disbursements of Rogers & Wells LLP, counsel to the Selling Shareholders, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectuses and any amendments or supplements thereto,
(vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) to the extent any filings are necessary, the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

                  (b) Expenses of the Selling Shareholders. The Selling Shareholders, severally and not jointly, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by, this International Purchase Agreement, including
(i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between the International Managers pursuant to an agreement between such International

Managers and (ii) the fees and disbursements of their respective accountants, if any.

                  (c) Termination of Agreement. If this International Purchase Agreement is terminated by the International Managers because of the failure of the Company to comply with the provisions set forth in Section 5(a), 5(b), 5(d), 5(e), 5(g), 5(h), 5(i), 5(j) or 5(n) or Section 9(a)(i) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses reasonably incurred by the International Managers in connection with this International Purchase Agreement or the offering of the Securities contemplated hereunder, including the reasonable fees and disbursements of counsel for the International Managers. If this International Purchase Agreement is terminated by the International Managers because of the failure of the Selling Shareholders to comply with the provisions set forth in Section 5(c), 5(f), 5(k) or 5(n) or Section 11 hereof, the Selling Shareholders shall reimburse the International Managers for all of their out-of-pocket expenses reasonably incurred by the International Managers in connection with this International Purchase Agreement or the offering of the Securities contemplated hereunder, including the reasonable fees and disbursements of counsel for the International Managers.

                  (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

                  SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof and in certificates of any officer of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing information relating to the description of the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for Company. At Closing Time, the International Managers and the Selling Shareholders shall have received the favorable opinion, dated as of Closing Time, of Proskauer Rose LLP, special counsel to the Company, and of James W. Langham, Vice President, Secretary and General Counsel to the Company, each in form and substance satisfactory to counsel for the International Managers and substantially in the form set forth in Exhibits A-1 and A-2 hereto, respectively.

                  (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the International Managers shall have received the favorable opinions, dated as of the Closing Time, of Marcus H. Lamb, counsel to the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers substantially in the form set forth in Exhibit A-3 hereto.

                  (d) Opinion of Counsel for the International Managers. At Closing Time, the International Managers shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the International Managers.

                  (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the International Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
         (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of such officer, are contemplated by the Commission.

                  (f) Certificates of Selling Shareholders. At Closing Time, the International Managers shall have received certificates signed by each Selling Shareholder, dated as of Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this International Purchase Agreement at or prior to Closing Time.

                  (g) Accountant's Comfort Letter. At the time of the execution of this International Purchase Agreement, the International Managers and the Selling Shareholders shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (h) Bring-down Comfort Letter. At Closing Time, the International Managers and the Selling Shareholders shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (i) Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance, as applicable.

                  (j) Lock-up Agreements. At the date of this International Purchase Agreement, the International Managers shall have received an agreement substantially in the form of Exhibit B-1 hereto signed by the officers and directors of the Company set forth on Exhibit C hereto.

                  (k) Selling Shareholder Lock-up . At the date of this International Purchase Agreement, the International Managers shall have received an agreement substantially in the form of Exhibit B-2 hereto signed by each of the Selling Shareholders set forth on Schedule B hereto.

                  (l) Purchase of Initial International Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this International Purchase Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                  (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the International Managers and, with respect to those items set forth in Sections 5(m)(iii) and 5(m)(vi), the Selling Shareholders shall have received:

                             (i) Officers' Certificate. A certificate, dated
                  such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

                            (ii) Certificate of the Selling Shareholders. A
                  certificate, dated such Date of Delivery, of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) hereof remains true and correct in all material respects as of such Date of Delivery.

                           (iii) Opinion of Counsels for Company. The favorable
                  opinion, dated as of such Date of Delivery, of each of the counsels listed in Section 5(b), each in form and substance satisfactory to counsel for the

                  International Managers, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by
                  Section 5(b) hereof.

                            (iv) Opinion of Counsel for the Selling
                  Shareholders. The favorable opinion, dated as of such Date of Delivery, of counsel for the Selling Shareholders, in form and substance satisfactory to counsel for the International Managers, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                             (v) Opinion of Counsel for International Managers.
                  The favorable opinion of Cahill Gordon & Reindel, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                            (vi) Bring-down Comfort Letter. A letter from
                  PricewaterhouseCoopers LLP, in form and substance satisfactory to the International Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the International Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (n) Purchase of Warrants. At the Closing Time, the Company will purchase from one of the Selling Shareholders warrants to purchase 135,000 shares of Common Stock at a price per warrant of $[ ], it being understood that the International Managers have no obligation to purchase any such warrants.

                  (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling

                  Shareholders in connection with the sale of the Securities by the Selling Shareholders as herein contemplated shall be reasonably satisfactory in form and substance to the International Managers and counsel for the International Managers.

                  (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this International Purchase Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the International Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

                  (q) Right to Rely of Selling Shareholders. The Selling Shareholders may rely upon the certificates, documents and opinions required pursuant to Sections 5(e), 5(m)(i) and 5(o) as if such documents were addressed to the Selling Shareholders.

                  SECTION 6.          Indemnification.

                  (a) Indemnification of International Managers. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below (except with respect to material untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by a Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto)). In addition, each Selling Shareholder (but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in the Registration Statement (or any amendment thereto) or in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished by such Selling Shareholder concerning such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto)), agrees to indemnify each International Manager and each person, if any, who controls any International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                   (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company or the Selling Shareholder, as applicable; and

                 (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in con-formity with written information furnished to the Company by any International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment or supplement thereto), or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto); provided, further, that neither the Company nor any Selling Shareholder will be liable to an International Manager with respect to any preliminary prospectus to the extent that the Company or such Selling Shareholder shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such International Manager, in contravention of a requirement of this International Purchase Agreement or applicable law, sold Securities to a person to whom such International Manager failed to send or give, at or prior to the Closing Time or Date of Delivery, as the case may be, a copy of the International Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Time or Date of Delivery, as the case may be, to allow for distribution by the Closing Time or Date of Delivery, as the case may be) to the International Managers and the loss, liability, claim, damage or expense of such International Manager resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the International Prospectus as, if applicable, amended or supplemented prior to the Closing Time or Date of Delivery, as the case may be, and such International Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such International Prospectus by the Closing Time or Date of Delivery, as the case may be, to the party or parties asserting such loss, liability, claim, damage or expense would have cured the defect giving rise to such loss, liability, claim, damage or expense; provided, further, that each Selling Shareholder's aggregate liability under this Section 6(a) shall be limited to an amount equal to the gross proceeds (after deducting the underwriting discount, but before deducting expenses) received by such Selling Shareholder from the sale of the International Securities and the U.S. Securities pursuant to the Purchase Agreements.

                  (b) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment or supplement thereto), or any preliminary prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment or supplement thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

                  (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                  SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this International Purchase Agreement or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

                  The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this International Pur-chase Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this International Purchase Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers.

                  The relative fault of the Company and the Selling Shareholders and the International Managers shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

                  Notwithstanding the provisions of this Section 7, (i) no Selling Shareholder shall be required to contribute any amount in excess of the amount by which the gross proceeds (after deducting the underwriting discount, but before deducting the expenses) received by such Selling Shareholder from the International Securities and the U.S. Securities purchased from such Selling Shareholder and (ii) no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

                  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any the Selling Shareholder within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

                  SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this International Purchase Agreement or in certificates of officers of the Company or any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Shareholders, and shall survive delivery of the Securities to the International Managers.

                  SECTION 9.          Termination of Agreement.

                  (a) Termination; General. The International Managers may terminate this International Purchase Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and the Selling Shareholders to sell the International Option Securities to be purchased and sold on such Date of Delivery, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time or any such Date of Delivery (i) if there has been, since the time of execution of this International Purchase Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the International Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  (b) Liabilities. If this International Purchase Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

                  SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this International Purchase Agreement (the "Defaulted Securities"), the International Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the International Managers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this International Purchase Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Selling Shareholders to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

                  No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

                  In the event of any such default which does not result in a termination of this International Purchase Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Shareholders to sell the relevant International Option Securities, as the case may be, either (i) the International Managers or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

                  SECTION 11. Default by One or More of the Selling Shareholders. If one or more of the Selling Shareholders shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the International Managers may, by notice to the Company and the non-defaulting Selling Shareholders, either (a) terminate this International Purchase Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, terminate the obligation of the International Managers to purchase and the Selling Shareholders to sell the International Option Securities to be purchased and sold on such Date of Delivery, without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

                  In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the International Managers, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or the Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

                  SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the International Managers c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated at North Tower, World Financial Center, New York, New York 10281-1201, attention of Alan Blackburn; notices to the Company shall be directed to it at 300 First Stamford Place, P.O. Box 120014, Stamford, CT 06912, attention of James W. Langham, Esq.; and notices to the Selling Shareholders shall be directed to Metropolitan Life Insurance Company, 334 Madison Avenue, Convert Station, NJ 07961-0633, attention of Charles E. Symington.

                  SECTION 13. Parties. This International Purchase Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this International Purchase Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this International Purchase Agreement or any provision herein contained. This International Purchase Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

                  SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

                  SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Company and the Selling Shareholders in accordance with its terms.


                                    Very truly yours,

                                    LONE STAR INDUSTRIES, INC.



                                   By:
                                          Name:
                                          Title:



                                    METROPOLITAN LIFE INSURANCE COMPANY



                                   By:
                                          Name:
                                          Title:



                                    METROPOLITAN LIFE INSURANCE AND
                                      ANNUITY COMPANY



                                   By:
                                          Name:
                                          Title:

CONFIRMED AND ACCEPTED, as of the date first above written:
MERRILL LYNCH INTERNATIONAL
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
WARBURG DILLON READ
SCOTT & STRINGFELLOW, INC.

By: MERRILL LYNCH INTERNATIONAL


By: ___________________________________
    Name:
    Title:

                                   SCHEDULE A

                                                                                        Number of
                                                                                        Initial International
                                                                                        Securities
                                                                                        ----------
Name of International Managers
------------------------------
Merrill Lynch International.....................................................

    Credit Suisse First Boston (Europe) Limited.................................

    Warburg Dillon Read.........................................................

    Scott & Stringfellow, Inc...................................................

    Total.......................................................................             -------
                                                                                             300,000
                                                                                             =======

                                  Schedule A-1

                                   SCHEDULE B

                                                                                                            Maximum
                                                                               Number of                   Number of
                                                                         Initial International       International Option
                                                                              Securities                  Securities
                                                                              to be Sold                 to be Sold (1)
                                                                              ----------                 ------------
Metropolitan Life Insurance
    Company.................................................
Metropolitan Insurance and
    Annuity Company.........................................                  ---------                    -------
                                                                              1,200,000                    180,000
                                                                              =========                    =======

------------------

(1) If a Date of Delivery with respect to the International Option Securities is or could be on or after December 15, 1998, the Maximum Number of International Option Securities to be sold and which have not previously been delivered will be doubled and the purchase price per share set forth in Schedule C hereto shall be reduced by 50%.

                                  Schedule B-1

                                   SCHEDULE C

                           LONE STAR INDUSTRIES, INC.

                             Shares of Common Stock

                           (Par Value $1.00 Per Share)


                  1. The initial public offering price per share for the International Securities, determined as provided in said Section 2, shall be $[ ].

                  2. The purchase price per share for the International Securities to be paid by the several International Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions on the Common Stock payable prior to the applicable Date of Delivery to holders of record on a record date which is after the Closing Time. The purchase price per share for the International Option Securities shall also be subject to adjustment as set forth in Schedule B hereto.

                                  Schedule C-1